Exhibit 99.2

CONSENT OF EVERCORE GROUP L.L.C.

August 31, 2018

The Board of Directors of

Pinnacle Foods Inc.

399 Jefferson Road

Parsippany, New Jersey 07054

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated June 26, 2018, to the Board of Directors of Pinnacle Foods Inc. (the “Company”) as Annex B to, and references thereto and to our firm under the captions “SUMMARY—Opinion of Pinnacle’s Financial Advisors”, “THE MERGER AGREEMENT PROPOSAL—Background of the Merger”, “THE MERGER AGREEMENT PROPOSAL—Recommendation of the Pinnacle Board and its Reasons for the Merger”, and “THE MERGER AGREEMENT PROPOSAL—Opinion of Pinnacle’s Financial Advisors”, in, the proxy statement/prospectus included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No 333-226329) filed by Conagra Brands, Inc. (“Conagra”) with the U.S. Securities and Exchange Commission on August 31, 2018 (the “Registration Statement”) relating to the proposed merger involving the Company, Conagra and Patriot Merger Sub Inc. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/information statement and prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Adam L. Taetle
Name:	Adam L. Taetle
Title:	Senior Managing Director